UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2010

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-34131	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

    Sinoenergy Corporation (the “Company”) and Skywide Capital Management Limited entered into an amendment dated as of July 31, 2010, to the amended and restated agreement and plan of merger dated as of March 29, 2010, which extended to September 30, 2010 the date after which either party may terminate the agreement, with the parties having the right to further extend such date until October 31, 2010.

    On August 11, 2010, the Company and the holders of the Company’s 3% senior convertible notes in the principle amount of $14,000,000 entered into an agreement pursuant to which the noteholders agreed to not to take any action to cause or declare an event of default as a result of our failure to be in compliance with the stated financial ratios through September 30, 2010.  Prior to the amendment, the date was March 31, 2010.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1	Amendment dated as of July 31, 2010 to the amended and restated agreement and plan of merger by and between Skywide Capital Management Limited and the Registrant.
99.2	Agreement dated August 11, 2010 among the Company, Abax Nai Xin A Ltd., Abax Jade Ltd. and CCIF Petrol Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: August 17, 2010	By:	/s/ Huang Bo
Huang Bo, Chief Executive Officer